SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C.



                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

 Date of Report (date of earliest event reported):     November 15, 1996.

                                  RENTECH, INC.
               (Exact name of registrant as specified in charter)

 Colorado                            0-19260                   84-0957421
 --------                            -------                   ----------
 (State or other jurisdiction        Commission           I.R.S. Employer
 of incorporation or                 File No.           Identification No.
 organization)

 1331 17th Street, Suite 720, Denver, Colorado                      80202
 ---------------------------------------------                      -----
 (Address of principal executive offices)                       (Zip Code)

 Registrant's telephone number, including area code:       (303) 298-8008


 Item 5.     Other Events.
 -------     ------------

     Rentech, Inc. ("Rentech") has entered into a letter of intent to acquire the assets of Okon, Inc., a Colorado corporation. Okon has been engaged for over 18 years in the business of making biodegradable, environmentally clean paints, stains and cement and block coatings. It is the intent of Rentech to acquire the assets and continue in the same line of business.

      The purchase price for the Okon assets is to consist of $1,000,000 in cash and a promissory note for $300,000 payable over two years. Closing of the purchase is scheduled to occur on January 24, 1997 but may be extended for three weeks upon Rentech's payment of an additional $50,000.

      The purchase is subject to Rentech's completion of due diligence and negotiation of a definitive agreement with additional terms customary for asset purchases. Rentech's ability to complete the purchase depends upon obtaining a bridge loan for the cash payment or raising additional capital through a private placement of its equity securities. There are no assurances that these conditions will occur or that the asset purchase will be successfully completed.


 Item 7.     Financial Statements and Exhibits.
 -------     ---------------------------------
      Letter of Intent dated October 21, 1996 between Rentech, Inc. and Okon,
 Inc.







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                                                      PAGE 2



                                  SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           RENTECH, INC.


 Date:  November 15, 1996            By:  (signature)
                                          ----------------------------------
                                          Dennis L. Yakobson, President